Exhibit 99.1

Greenway Technologies Announces New Leadership Changes

FORT WORTH, Texas, May 17, 2018 - Greenway Technologies, Inc. (OTCQB: GWTI), today announced changes to its management team and Board of Directors, all effective May 10, 2018, including the election of a new Chairman of the Board, current Director Raymond Wright; the appointment of a new independent director, Peter Hauser; the resignation of Patrick Six as President and Chief Financial Officer; the appointment of John Olynick as the new President, and the appointment of Ransom Jones as the Company’s new Chief Financial Officer, Secretary and Treasurer.

Board member and President of wholly-owned subsidiary Greenway Innovative Energy (“GIE”), Raymond Wright succeeds Patrick Six as Chairman of the Board. Mr Wright has served as the President of GIE since August 2012. Prior to Greenway, Mr. Wright was the co-founder of DFW Genesis in 2009, where he began working on a novel approach to natural Gas-to-Liquid (“GTL”) syngas conversion processes. In 2012, he and the late Dr. Conrad Greer formed Greenway Innovative Energy, Inc. to continue working on their proprietary GTL process, which was subsequently acquired by the Company in August of that year. Previously, Mr. Wright worked with Dallas-based Texas Instruments managing operations and opening up new markets for its European division.

A former consultant to GIE and the Company, Peter Hauser, was appointed as a director to fill an opening created by the recent increase in the number of directors. Mr. Hauser’s appointment expands the Board to seven directors. Mr. Hauser joins six current directors, Raymond Wright, Patrick Six, Craig Takacs, Kent Harer, Kevin Jones and Ransom Jones. Mr. Hauser has over 40 years of business experience and has been working with the Company since April 2017. Mr. Hauser has spent most of his career in the information technology industry, with specific expertise supporting government agencies in management and sales positions at EMC Corporation, Storage Technology Corporation, among others.

After accepting Mr. Six’s resignation, the Board appointed John Olynick as the new President and chief executive of Greenway. Mr. Olynick brings over 40 years of experience in senior management positions at industry leading technology corporations including Digital Equipment Corp, CISCO Systems, Inc. and Philips Electronics. Over his career, John has helped build businesses and has led turnarounds including serving as CEO and Chairman of the Board of an Arizona-based public company that grew both organically and through acquisition under his leadership. Since July 2017, he has been assisting the Company as a business development consultant with a focus on securing operational funding and developing joint venture partnerships. He is a graduate of the New York University School of Engineering and the Harvard Business School Professional Development program.

The Board of Directors also appointed Ransom Jones to the position of Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Jones has over 40 years of diverse financial management and business experience, including as a former partner of KPMG Peat Marwick and Chief Financial Officer for two publicly traded corporations, Western Preferred Corporation and El Paso Refining, Inc. Mr. Jones has also served as an officer for some of the largest and most prestigious global financial institutions including, Goldman Sachs, Citicorp, ABN-AMRO Bank and AIG. More recently, Mr. Jones previously served as President and Chief Financial Officer of UMED Holdings, now Greenway through April 2017. He graduated from the University of Texas at El Paso with a BBA in Accounting.

Commenting on the announcement, Greenway Technologies Chairman, Ray Wright stated, “The changes announced today are consistent with our ongoing evolution since the recent completion of our first-of-its-kind G-Reformer® unit, a critical component to our unique syngas conversion process. The addition of John Olynick, an experienced public company chief executive and business builder, brings another dimension of business insight and experience to the Company and this Board. Peter Hauser has been supporting our mission to bring our innovative GTL solution to market by assisting with public relations, marketing, sales and finance. His thought leadership in these areas has been invaluable to us thus far, and we look forward to his continued service on our Board of Directors. Last, but certainly not least, Ransom Jones rejoining us as CFO will be of invaluable importance as we seek new investment and financial relationships, business and operational partnerships. I’m thankful that this team has stepped forward at this critical time in the Company’s history to lead the way forward and develop our GTL technology commercialization and go-to-market strategy. I look forward to an exciting year ahead.”

About Greenway Technologies, Inc.

Based in Fort Worth, Texas, Greenway Technologies through its wholly owned subsidiary, Greenway Innovative Energy is engaged in the research and development of small-scale gas-to-liquids (GTL) syngas conversion systems that can be scaled to meet individual field requirements. The Company’s proprietary and patented technology is realized in the Company’s recently completed first generation commercial G-Reformer® unit, a unique and critical component to the Company’s GTL technology solution for converting natural gas to diesel and jet fuels. Additionally, the Company owns 1,440 acres of placer mining claims on federal Bureau of Land Management land located in Mohave County, Arizona. The company was formerly known as UMED Holdings, Inc. and changed its name to Greenway Technologies, Inc. in June 2017.

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Safe Harbor Statement: All statements from Greenway Technologies, Inc. in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the PSLRA of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, among others, statements regarding ability of the Company to secure new investment and financial relationships, business and operational partnerships and other activities that meet our commercialization, market and research and developement investment strategies. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Investors & Analysts Contact:

Greenway Investor Relations

817-346-6900

ir@gwtechinc.com